Exhibit 24

REGISTRATION STATEMENT ON FORM S-8

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Constantine P. Iordanou and Mark D. Lyons as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the above referenced Registration Statement and any and all amendments or supplements thereto (including any post-effective amendments), and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ Constantine Iordanou	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	May 9, 2014
Constantine Iordanou

/S/ Mark D. Lyons	Executive Vice President and Chief	May 9, 2014
Mark D. Lyons	Financial Officer (Principal Financial
and Principal Accounting Officer)

/S/ John L. Bunce, Jr.	Director	May 22, 2014
John L. Bunce, Jr.

/S/ Eric W. Doppstadt	Director	May 9, 2014
Eric W. Doppstadt

/S/ Kewsong Lee	Director	May 9, 2014
Kewsong Lee

/S/ Yiorgos Lillikas	Director	May 23, 2014
Yiorgos Lillikas

/S/ James J. Meenaghan	Director	May 9, 2014
James J. Meenaghan

/S/ Deanna M. Mulligan	Director	May 9, 2014
Deanna M. Mulligan

/S/ John M. Pasquesi	Director	May 9, 2014
John M. Pasquesi

/S/ Brian S. Posner	Director	May 9, 2014
Brian S. Posner

/S/ John D. Vollaro	Director	May 9, 2014
John D. Vollaro